Exhibit 99.1

Investor Contact: Garen Sarafian ir@bauschhealth.com (877) 281-6642 (toll free)	Media Contact: Katie Savastano corporate.communications@bauschhealth.com (908) 541-3785

Bausch Health Announces Launch of Offers to Exchange Certain Existing Senior Secured Notes

LAVAL, QC, November 24, 2025 - Bausch Health Companies Inc. (NYSE: BHC)(TSX: BHC) (the “Company” or “Bausch Health”) today announced the commencement of offers to exchange the Company’s outstanding 4.875% Senior Secured Notes due 2028 (the “4.875% Notes”) and 11.00% Senior Secured Notes due 2028 (the “11.00% Notes” and together with the 4.875% Notes, the “Existing Senior Secured Notes”) for up to $1.6 billion aggregate principal amount (the “Maximum Notes Amount”) of new 10.00% Senior Secured Notes due 2032 (the “New Notes” and, such offers, the “Offers”) issued by 1261229 B.C. Ltd., the Company’s indirect wholly-owned subsidiary (the “Issuer” and, together with the Company, the “Offerors”), in each case, pursuant to the terms described in a confidential exchange offer memorandum dated November 24, 2025 (the “Exchange Offer Memorandum”). The New Notes will be treated as a single series with the Issuer’s $4.4 billion principal amount of 10.00% Senior Secured Notes due 2032 (the “Existing Numberco Notes”) that were issued in April 2025 and will be issued under the same indenture. Further, the New Notes are expected to have the same CUSIP numbers as (except that New Notes issued pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) will trade separately under a different CUSIP number until at least 40 days after the issue date of the New Notes and thereafter, subject to the terms of the indenture and the applicable procedures of the depositary), and to be fungible for trading purposes with, the Existing NumberCo Notes. The Offers are scheduled to expire on December 23, 2025, unless extended in accordance with applicable laws and the terms of the Offers. The Company is conducting the Offers to manage its intermediate term debt maturities as permitted under its outstanding debt agreements.

The following table describes certain terms of the Offers:

Series of Existing Senior Secured Notes	CUSIP Number (Rule 144A/Reg S) (1)	Principal Amount Outstanding	Exchange Consideration(2)	Early Exchange Premium(2)(3)	Total Consideration(2)(4)
BHC 11.00% Senior Secured Notes due 2028	071734AQ0 / C07885AL7	$1,774,067,000	$920.00	$100.00	$1,020.00
BHC 4.875% Senior Secured Notes due 2028	071734AN7 / C07885AJ2	$1,600,000,000	$787.50	$100.00	$887.50

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Existing Senior Secured Notes. They are provided solely for convenience.
(2)

Consideration in the form of principal amount of the New Notes, per $1,000 principal amount of Existing Senior Secured Notes that are validly tendered and accepted for exchange, subject to any rounding as described herein. Excludes accrued interest. A net interest payment equal to the difference between (i) the accrued interest due to each holder of Existing Senior Secured Notes who has certified to the Offerors that they are eligible to participate in the Offers and (ii) the accrued and unpaid interest due on the New Notes from the last interest payment date of the Existing NumberCo Notes to, but not including, the settlement date, will be paid in cash in addition to the Exchange Consideration or the Total Consideration, as applicable; provided, that the Exchange Consideration or the Total Consideration will be subject to adjustment for the net interest payment to the extent the net interest payment is a negative number.
(3)

The Early Exchange Premium will be payable to Eligible Holders who validly tender Existing Senior Secured Notes at or prior to 5:00 P.M., New York City Time, on December 8, 2025, in the form of additional principal amount of the New Notes, per $1,000 principal amount of Existing Senior Secured Notes that are validly tendered and accepted for exchange, subject to any rounding as described herein.

(4)	Includes the Early Exchange Premium for Existing Senior Secured Notes validly tendered at or prior to 5:00 P.M., New York City Time, on December 8, 2025.

Subject to the conditions to the Offers, the Offerors expect to accept validly tendered (and not validly withdrawn) Existing Senior Secured Notes such that (x) the 11.00% Notes will comprise 52.6% of the aggregate principal amount of the Existing Senior Secured Notes accepted and (y) the 4.875% Notes will comprise 47.4% of the aggregate principal amount of the Existing Senior Secured Notes accepted (the “Target Ratio”), subject to adjustment as set forth in the Exchange Offer Memorandum, in each case on a pro rata basis among the Eligible Holders (as defined below) of each such series of Existing Senior Secured Notes in proportion to the aggregate principal amount of each such series of Existing Senior Secured Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time or Expiration Time (each as described in the Exchange Offer Memorandum), as applicable, up to the Maximum Notes Amount. If acceptance of any series of Existing Senior Secured Notes in accordance with the Target Ratio would result in the Maximum Notes Amount of New Notes failing to be issued, then the Offerors would, subject to the conditions to the Offers, accept additional Existing Senior Secured Notes of the other series to permit the Maximum Notes Amount of New Notes to be issued on the settlement date. Existing Senior Secured Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time will be accepted first for exchange on a pro rata basis subject to the Target Ratio with such other Existing Senior Secured Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time and only thereafter will Existing Senior Secured Notes validly tendered after the Early Tender Time and before the Expiration Time be accepted for exchange on a pro rata basis subject to the Target Ratio with such other Existing Senior Secured Notes validly tendered after the Early Tender Time, in each case subject to the Maximum Notes Amount.

Certain holders of the Existing Senior Secured Notes (the “Participating Holders”), who hold approximately $1,545 million billion aggregate principal amount of existing Senior Secured Notes, collectively representing approximately 46% of the aggregate principal amount of the outstanding Existing Senior Secured Notes, including approximately (i) 39% of the 4.875% Notes and (ii) 52% of the 11.00% Notes, have entered into a transaction support agreement with the Offerors, dated November 24, 2025 (the “Transaction Support Agreement”), pursuant to which the Participating Holders have agreed to, subject to the terms and conditions thereof, timely participate in the Offers and exchange and tender (or cause to be tendered) all of their Existing Senior Secured Notes in accordance with the terms of the Offers. In addition, the Transaction Support Agreement provides that the Offerors and the Participating Holders will support and take all commercially reasonable actions necessary to facilitate the implementation and consummation of the Offers, including, without limitation, (i) taking commercially reasonable actions to support and complete the Offers, and (ii) refraining from taking any actions inconsistent with or that would frustrate the purpose and intent of the Offers. In addition, the Transaction Support Agreement contains certain covenants on the part of the Offerors, which may limit or otherwise restrict the rights of the Offerors with respect to the Offers.

This press release is being issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The New Notes have not been and will not be registered under the Securities Act, or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The New Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the New Notes in Canada will be made on a basis, which is exempt from the prospectus requirements of such securities laws.

The Offers of the New Notes are only made to eligible holders of Existing Senior Secured Notes who are either (a) persons who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) that are also “qualified purchasers” (as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended) and to whom the New Notes are offered in the United States in a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act, or (b) persons other than “U.S. persons” (as defined in Regulation S under the Securities Act) who agree to purchase the New Notes outside of the United States, and who are otherwise in compliance with the requirements of Regulation S under the Securities Act and to whom the New Notes are offered outside of the United States pursuant to Regulation S under the Securities Act; provided that, in each case, if such holder is resident in Canada, such holder is required to complete, sign and submit to the exchange agent a Canadian holder form, which may be obtained from the information agent. The holders of Existing Senior Secured Notes who have certified to the Offerors that they are eligible to participate in the Offers pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Eligible Holders may go to www.dfking.com/bhc to confirm their eligibility.

The Offers are subject to the terms and conditions specified in the Exchange Offer Memorandum. Eligible Holders of the Existing Senior Secured Notes are encouraged to read these documents, as they contain important information regarding the Offers. Requests for the Exchange Offer Memorandum and other documents relating to the Offers may be directed to D.F. King & Co., Inc., the exchange agent and information agent for the Offers, at (646) 989-1598 (for banks and brokers only) or (866) 340-7108 (toll-free) (for all others) or bhc@dfking.com.

None of the Company, the Issuer, any of their respective subsidiaries or affiliates, or any of their respective officers, boards of directors or directors, the exchange agent and information agent or any trustee is making any recommendation as to whether Eligible Holders should tender any Existing Senior Secured Notes in response to the Offers and no one has been authorized by any of them to make such a recommendation. Eligible holders must make their own decision as to whether to tender their Existing Senior Secured Notes, and, if so, the principal amount of Existing Senior Secured Notes as to which action is to be taken. The Offers are not being made to Eligible Holders of Existing Senior Secured Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Offerors by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Bausch Health

Bausch Health Companies Inc. (NYSE: BHC)(TSX: BHC) is a global, diversified pharmaceutical company enriching lives through our relentless drive to deliver better health care outcomes. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, dentistry, aesthetics, international pharmaceuticals and eye health, through our controlling interest in Bausch + Lomb Corporation. Our ambition is to be a globally integrated healthcare company, trusted and valued by patients, HCPs, employees and investors. Visit www.bauschhealth.com for more information.

Forward-Looking Statements About Bausch Health

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of the words “will,” “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “subject to” and variations or similar expressions. These statements are neither historical facts nor assurances of future performance, are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, including statements of the Company’s plans and expectations regarding the Offers, the likelihood of completion of the Offers, the Company’s ability to complete the Offers and the timing thereof. The Company cannot assure you that the Offers will be completed on schedule, or at all. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements to reflect events, information or circumstances after the date of this news release or to reflect actual outcomes, unless required by applicable law or regulation.